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                                                                 Exhibit (a)(32)

                               SUPPLEMENT TO THE

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               ALLIED GROUP, INC.
                                       AT

                          $48.25 NET PER COMMON SHARE

                                       BY

                    NATIONWIDE GROUP ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                      NATIONWIDE MUTUAL INSURANCE COMPANY
           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON MONDAY, AUGUST 31, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Supplement dated June 10, 1998 (the "Supplement") to the Offer to Purchase dated May 19, 1998 (the "Offer to Purchase") and a revised Letter of Transmittal in connection with the offer by Nationwide Group Acquisition Corporation ("Purchaser"), an Ohio corporation and a wholly owned subsidiary of Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Parent"), to purchase all outstanding shares of common stock, no par value (the "Common Shares"), of Allied Group Inc., an Iowa corporation (the "Company"), at a price of $48.25 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement, and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer").

     Shareholders who desire to tender Common Shares pursuant to the Offer and whose certificates evidencing such Common Shares are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase as supplemented by the Supplement cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Supplement) may nevertheless tender their Common Shares according to the guaranteed delivery procedures set forth in "Section 3. Procedures for Tendering Common Shares" of the Offer to Purchase as supplemented by Section 2 of the Supplement.

     We are (or our nominee is) the holder of record of Common Shares held by us for your account. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.
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     Your attention is invited to the following:

          1. The tender price is $48.25 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for all outstanding Common Shares.

          3. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, August 31, 1998, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer the number of Common Shares which represent a majority of the Common Shares of the Company outstanding on a fully diluted basis, and (2) Parent and Purchaser having obtained all insurance regulatory approvals necessary for their acquisition of control of the Company and its insurance subsidiaries on terms and conditions satisfactory to Purchaser and such regulatory approval having become final and non-appealable. The Offer is also subject to certain other terms and conditions set forth in the Offer to Purchase as supplemented by the Supplement, however, the Offer is not conditioned upon Purchaser obtaining financing.

          5. Except as otherwise provided in Instruction 6 of the revised Letter of Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes with respect to the purchase of Common Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of, and "Important Tax Information" in, the revised Letter of Transmittal.

          6. In all cases, payment for Common Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Common Shares and a Letter of Transmittal or revised Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with all required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal or revised Letter of Transmittal. See "Section 3. Procedures for Tendering Common Shares" of the Offer to Purchase as supplemented by Section 2 of the Supplement.

     If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE, THE SUPPLEMENT AND THE REVISED LETTER OF TRANSMITTAL, AS AMENDED FROM TIME TO TIME, AND IS BEING MADE TO ALL HOLDERS OF COMMON SHARES.

     Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Common Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf
of) the holders of Common Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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               INSTRUCTIONS WITH RESPECT TO THE SUPPLEMENT TO THE
                           OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF

                               ALLIED GROUP, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Supplement dated June 10, 1998 to the Offer to Purchase dated May 19, 1998 and the revised Letter of Transmittal in connection with the offer by Nationwide Group Acquisition Corporation, an Ohio corporation, and a wholly owned subsidiary of Nationwide Mutual Insurance Company, an Ohio mutual insurance company, to purchase all outstanding shares of common stock, no par value (the "Common Shares"), of Allied Group, Inc., an Iowa corporation, at a price of $48.25 per Common Share, net to the seller in cash, without interest thereon.

     This will instruct you to tender the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase as supplemented by the Supplement.

                            Number of Common Shares
                                to Be Tendered:
                           ____________ Common Shares*

Dated:                     , 1998

SIGN HERE

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Signature(s)

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Please type or print name(s)

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Please type or print address

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Area Code and Telephone Number

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Taxpayer Identification or
Social Security Number

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* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.